Exhibit 99.1

Fibrocell Announces Proposed Public Offering of Common Stock

EXTON, PA - July 21, 2015 - Fibrocell Science, Inc., (NASDAQ:FCSC), an autologous cell and gene therapy company focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet needs, today announced that it has commenced an underwritten public offering of its common stock pursuant to its existing shelf registration statement. All of the shares in the offering are to be sold by Fibrocell.
Fibrocell intends to use the net proceeds of the proposed offering for the continued clinical and preclinical development of its product candidates and for other general corporate purposes.
Wells Fargo Securities, LLC is acting as sole book-running manager and representative of the underwriters for the offering. Roth Capital Partners and Griffin Securities are acting as co-managers for the offering. Fibrocell intends to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock sold in the public offering to cover over-allotments, if any. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
The offering is being made by Fibrocell pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC), which the SEC declared effective on August 28, 2013. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the website of the SEC at www.sec.gov. Copies of the preliminary prospectus supplement may also be obtained from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, 4th Floor, New York, NY 10152, by email at cmclientsupport@wellsfargo.com, or by calling 1-800-326-5897.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
About Fibrocell Science, Inc.
Fibrocell is an autologous cell and gene therapy company focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet medical needs.  Fibrocell's most advanced product candidate, azficel-T, uses its proprietary autologous fibroblast technology and is in a Phase II clinical trial for the treatment of chronic dysphonia resulting from vocal cord scarring.  In collaboration with Intrexon Corporation (NYSE:XON), a leader in synthetic biology, Fibrocell is also developing gene therapies for skin diseases using gene-modified autologous fibroblasts.  Fibrocell has submitted an IND application to the FDA for FCX-007, its lead orphan gene-therapy product candidate, for the treatment of recessive dystrophic epidermolysis bullosa (RDEB).  Fibrocell is in pre-clinical development of FCX-013, its second gene-therapy product candidate, for the treatment of linear scleroderma.
Forward-Looking Statements
This press release contains, and our officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, Fibrocell’s expectations regarding the sale of shares of its common stock in the proposed public offering, its use of the proceeds from the proposed offering and other statements that are not purely statements of historical fact.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of Fibrocell’s control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: varying interpretation of research data; the outcome of regulatory review of the IND; uncertainties relating to the initiation and completion of clinical trials; and whether clinical trial results will validate and support the safety and efficacy of our product candidates, as well as those set forth under the caption “Item 1A. Risk Factors” in Fibrocell’s most recent Form 10-K filing.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. In addition, Fibrocell operates in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, you should not place any reliance on forward-looking statements as a prediction of actual results. Fibrocell disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement. You are also urged to carefully review and consider the various disclosures in Fibrocell’s most recent annual report on Form 10-K, our most recent Form 10-Q as well as other public filings with the SEC since the filing of Fibrocell’s most recent annual report.

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Investor Contact:
Karen Casey
Fibrocell
Tel: +1 (484) 713-6133
kcasey@fibrocellscience.com